Press Release                           Source: Tornado Gold International Corp.

TORNADO GOLD INTERNATIONAL CORP. ACQUIRES 10 ADDITIONAL PROSPECTIVE PROPERTIES IN NORTH CENTRAL NEVADA BRINGING TOTAL ACREAGE TO 44,840
Tuesday November 15, 9:30 am ET

RENO, Nev.--(BUSINESS WIRE)--Nov. 15, 2005--Tornado Gold International Corp. (OTCBB:TOGI - News; The Company) announces today the acquisition of an additional 10 highly prospective gold properties in North Central Nevada.

Dr. Earl W. Abbott reports:


Tornado Gold is pleased to announce that it has leased 10 highly prospective claim blocks all of which are located in the highly prolific North Central Nevada area. This property package combined with Tornado's existing properties creates a total of 15 properties comprised of about 44,840 acres all located in the North Central Nevada area. Management believes that this acquisition provides the company with a significant and prominent package of claims in the world's premier gold producing region.


"This acquisition completes phase two of our strategic plan," stated Tornado president Earl Abbott. "Firstly, we put together our team, including myself, Carl Pescio, and Stan Keith, creating one of the most capable and experienced exploration groups in Nevada. Secondly, we wanted to acquire a significant property asset base in North Central Nevada, in our view, the very best place on earth to discover gold. With this acquisition we believe we have just accomplished that goal. The North Central Nevada area, roughly 300 km. by 300 km. is home to numerous producing gold mines, including Barrick's Goldstrike Mine on the Carlin Trend, Newmont's Twin Creek's Mine on the Getchell Trend, and Placer Dome's Pipeline Mine on the Eureka-Battle Mountain (Cortez) Trend. In our opinion, it is arguably the world's most prolific gold producing area when measured by gold production per acre. In our estimation, our portfolio of about 44,840 acres makes Tornado Gold one of the largest junior exploration companies in the region. Our next two phases of development will be to advance the properties by identifying and prioritizing the very best drill targets and then drill those targets."


The Properties:


Brock Property


A total of 222 lode claims (about 4,440 acres) in Eureka County, Nevada comprise the Brock Property. It is located in the Monitor Range, about 36 miles southwest of Eureka, Nevada. It is also about 24 miles northeast of the Northumberland Mine where Newmont Mining Company is developing a gold resource to augment the more than 200,000 ounces of gold already produced there by previous operators. The geologic setting at Brock is similar to Northumberland with alteration and mineralization occurring in the Lower Plate/Eastern "carbonate" assemblage of the Roberts Mountains Thrust Fault. At Brock alteration/mineralization in the form of jasperoid is widespread throughout the carbonate assemblage.


Dry Hills Property


A total of 96 lode claims (about 1,920 acres) in Eureka County, Nevada comprise the Dry Hills Property. It is located in the Dry Hills, about 20 miles southwest of Carlin, Nevada. The property is underlain by Jurassic volcanic rocks and volcanic sediments are cut by mineralized northeast-trending fracture zones.





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Golconda Property


A total of 108 lode claims (about 2,160 acres) in Humboldt County, Nevada comprise the Golconda Property. It is located in Rock Creek Valley, about 12 miles east of Winnemucca, Nevada and near the intersection of the Getchell Trend (more than 30 million ounces of gold) and the north end of the Battle Mountain-Eureka (also known as the Cortez) Trend (more than 20 million ounces of gold in this area). Total gold resources are taken from a variety of operating company publications. Mineralized Paleozoic formations and mineralized fault structures are projected into the Golconda Property, but are covered by younger alluvium and basalt.


Horseshoe Basin Property


A total of 50 lode claims (about 1,000 acres) in Lander County, Nevada comprise the Horseshoe Basin Property. It is located in the Fish Creek Mountains about 30 miles south of Battle Mountain, Nevada and about 4 miles south of the McCoy and Cove deposits with combined resources of 4.5 million ounces of gold and 165 million ounces of silver. Triassic sedimentary rocks are intruded by both Jurassic and Tertiary igneous intrusive rocks, producing precious metal-bearing skarn. At Horseshoe Basin, an erosional window exposes various intrusive rocks that contain alteration and mineralization with quartz veins containing values to as high as 0.35 ounce per ton gold.


Marr Property


A total of 93 lode claims (about 1,840 acres) in Lander County, Nevada comprise the Marr Property. It is located between the Fish Creek Mountains and the Ravenswood Mountains about 50 miles southwest of Battle Mountain, Nevada. The property is along the Western Nevada Rift, host to the Sleeper deposit that has a recorded production of 1.68 million ounces of gold at less than $100 per ounce production cost. At Marr, northeast-trending fractures control a 2 mile long and 3,000 feet wide system of mineralization and alteration in the form of silicification and brecciation with surface grab samples reported as high 0.10 ounce per ton gold. Limited drilling by a previous operator encountered gold mineralization to 0.03 ounce per ton.


North Battle Mountain Property


A total of 73 lode claims (about 1,460 acres) in Lander County, Nevada comprise the North Battle Mountain Property. It is located in the Sheep Creek Range, about 4 miles northeast of Battle Mountain, Nevada, along the northern extension of the Battle Mountain-Eureka (Cortez) Trend. Paleozoic rocks of the upper plate of the Roberts Mountains Thrust Fault exposed in erosional windows through shallow alluvium, are mineralized on the property in a similar fashion as at White Knight Resources' Slaven Canyon property (approx. 100,000 ounces of gold resource) about 20 miles to the southeast.


South Lone Mountain Property


A total of 140 lode claims (about 2,800 acres) in Eureka County, Nevada comprise the South Lone Mountain Property. It is located on the west flank of the Mountain Boy Range in Antelope Valley about 15 miles southwest of Eureka, Nevada. The property is covered by alluvium that obscures Paleozoic sedimentary rocks. A Jurassic igneous intrusive body is exposed in the nearby hills to the east. Faults that are an extension of the Cortez Fault traverse the property.


Stargo Property


A total of 257 lode claims (about 5,140 acres) in Nye County, Nevada comprise the Stargo Property. It is located in the Monitor Range about 45 miles southwest of Eureka, Nevada and about 20 miles west of the Northumberland Mine. The geologic setting at Stargo is similar to Northumberland with alteration and mineralization occurring in the Lower Plate/Eastern "carbonate" assemblage of the Roberts Mountains Thrust Fault and near altered intrusive igneous bodies. At Stargo alteration and mineralization in the form of jasperoid is widespread throughout the carbonate assemblage, near altered igneous intrusive bodies, and along faults.


Walti Property


A total of 402 lode claims (about 8,040 acres) in Eureka and Lander Counties, Nevada comprise the Walti Property. It is located in Grass Valley about 62 miles south of Carlin, Nevada. An intersection of important fault structures is covered by alluvium on the Walti Property. Regional published geophysics suggests the presence of an intrusive igneous rock body coincident with the intersection. Paleozoic rocks that host gold deposits about 12 miles north are believed to exist beneath the alluvium.



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West Whistler Property


A total of 103 lode claims (about 2,060 acres) in Eureka County, Nevada comprise the West Whistler Property. It is located on the west flank of Whistler Mountain about 10 miles northwest of Eureka, Nevada. Alteration and mineralization in the form of jasperoid is developed in rocks of the Overlap assemblage of the Roberts Mountains Thrust Fault on the flanks of an intrusive igneous body.


Please visit the company website at www.tornadogold.com to view related property maps.


The properties were acquired through lease by the Company from Pescio Exploration in a related party transaction. Mr. Pescio is a Director of Tornado Gold, and this transaction was approved by Tornado's Board of Directors. Please refer to the latest 8K filing for complete details of this transaction.


Pescio Exploration is owned by Carl Pescio, a fourth generation Nevadan, who has been in the Nevada gold exploration and mining business for 32 years, both as a mining company executive and as a private prospector. Carl Pescio in the last 14 years has been acquiring properties and leasing them to a host of major and junior mining companies, becoming what is believed to be the largest private party claim owner in Nevada, surpassed only by Nevada's major mining companies.


About Tornado Gold International Corp.


Tornado Gold focuses on the discovery of giant gold deposits (greater than 7M ounces). To that end we have chosen Nevada - one of the most prospective places on earth to find and exploit giant gold deposits. Our exceptional team of proven explorers utilizes unique, cutting-edge technology which we believe helps us to quickly and precisely target the areas on the earth where these giant deposits may lie undiscovered. Tornado Gold is headed by an experienced management team with decades of collective experience contributing to discoveries of significant ore-bodies.


Forward-Looking Statements: This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements are inherently uncertain as they are based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. In evaluating such statements, prospective investors should review carefully various risks and uncertainties identified in this release and matters set forth in the Company's SEC filings. These risks and uncertainties could cause the Company's actual results to differ materially from those indicated in the forward-looking statements.




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Tornado Gold International Corp. (OTC Bulletin Board:TOGI - News)
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Contact:
Tornado Gold International Corp.
Andy Hay
Investor Relations
Toll Free North America: 1-866-931-1694
info@tornadogold.com
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www.tornadogold.com
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Source: Tornado Gold International Corp.